EXHIBIT 21

PARENT AND SUBSIDIARIES
(Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:
National Holding Investment Company
Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:
Presto Manufacturing Company
Jackson, Mississippi (A Mississippi Corporation)

Jackson Sales and Storage Company
Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company
Canton, Mississippi (A Mississippi Corporation)

National Defense Corporation (Inactive)
Eau Claire, Wisconsin (A Wisconsin Corporation)

AMTEC Corporation
Janesville, Wisconsin (A Wisconsin Corporation)

Its Division:
Amron
Antigo, Wisconsin

Its Subsidiaries:
Spectra Technologies LLC
East Camden, Arkansas (A Delaware Corporation)

AMTEC Less Lethal Systems, Inc.
Bull Shoals, AR (A Wisconsin Corporation)

Presto Absorbent Products, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

PEFC, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)